UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Nuveen Core Plus Impact Fund

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Nuveen ATIAA Company NUVEEN CORE PLUS IMPACT FUND (NPCT) YOUR INVESTMENT MATTERS, YOUR VOTE MATTERS. Your Fund—and your investment—are on the line. THE ANNUAL MEETING DATE HAS MOVED: MAY 31, 2024, 11:00 AM CENTRAL TIME Support your four qualified Trustees by voting on the WHITE PROXY CARD. A vote for your Trustees is a vote to protect your investment. Glass Lewis SAYS Vote Yes! Leading independent proxy advisory firm, Glass Lewis, recommends shareholders vote FOR all of the Board Nominees of NPCT. An opportunistic hedge fund managed by Saba Capital Management, L.P. (“Saba”), is seeking to replace one of your Trustees with an individual with zero closed-end fund or mutual fund expertise. If successful, Saba’s hand-picked nominee may disrupt your Fund’s ability to perform over time and deliver the consistent income that you have come to expect—advancing their misguided agenda at the expense of your best interests. This is no time for taking chances. Your fund—and your financial future—is on the line. Saba’s nominee is not the best steward of your financial interests, and we need you to vote to protect our shared future. Every shareholder voice matters. Every vote is necessary. Your vote makes the difference. DO NOT SIGN OR RETURN ANY CARD SENT TO YOU BY SABA, EVEN TO VOTE “AGAINST” OR TO “WITHHOLD” OR TO “ABSTAIN” WITH RESPECT TO THE DISSIDENT’S PROPOSALS. Only your latest dated proxy will be counted. VOTE ONLINE Using the website provided on your WHITE proxy card and following the simple instructions VOTE BY PHONE By calling the toll-free number on your WHITE proxy card and following the simple instructions VOTE BY MAIL By completing and returning your WHITE proxy card in the postage page envelope provided If you have any questions about the proposals to be voted upon, please feel free to contact Computershare Fund Services toll free at 866-357-1928.